EXHIBIT I

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Class A Common Stock of Wayfair Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 14th day of February, 2017.

GREAT HILL INVESTORS, LLC

By:	/s/ Laurie T. Gerber
Title: Attorney-in-fact

GREAT HILL EQUITY PARTNERS IV, L.P.
By: GREAT HILL PARTNERS GP IV, L.P., its General Partner
By: GHP IV, LLC, its General Partner

By:	/s/ Laurie T. Gerber
Title: Attorney-in-fact

GREAT HILL PARTNERS GP IV, L.P.
By: GHP IV, LLC, its General Partner

By:	/s/ Laurie T. Gerber
Title: Attorney-in-fact

GHP IV, LLC

By:	/s/ Laurie T. Gerber
Title: Attorney-in-fact

/s/ Laurie T. Gerber, as attorney-in-fact for Christopher S. Gaffney
Name: Christopher S. Gaffney

/s/ Laurie T. Gerber, as attorney-in-fact for John G. Hayes
Name: John G. Hayes

/s/ Laurie T. Gerber, as attorney-in-fact for Michael A. Kumin
Name: Michael A. Kumin

/s/ Laurie T. Gerber, as attorney-in-fact for Mark D. Taber
Name: Mark D. Taber

/s/ Laurie T. Gerber, as attorney-in-fact for Matthew T. Vettel
Name: Matthew T. Vettel